CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 1, 2016

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3

South Renmin Road

Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28- 8551-6696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 1, 2016, Tianyin Pharmaceutical Co., Inc. (the “Company”) received a notice from the NYSE Regulation indicating that, upon review of a letter submitted by the Company on March 23, 2016, it has decided to grant the Company an extension to the plan period through April 29, 2016 subject to the Company regaining possession of the files taken by the Sichuan Province Public Security Department (“SPPSD”) by April 29, 2016.

The Company is currently not in compliance with NYSE MKT LLC (the “Exchange”) continued listing standards due to the delay in filing its Quarterly Reports on Form 10-Q for the period ended September 30, 2015 and December 31, 2015 (the “Form 10-Q”) beyond the extended filing due date, in addition to the delay in filing of its Annual Report on Form 10-K for the year ended June 30, 2015 (the “Form 10-K”). Subsequently, the Company submitted a compliance plan on October 19, 2015 and a supplement to the plan on December 4, 2015 which was accepted by the Exchange on January 5, 2016 with a granted plan period through April 1, 2016, subject to certain conditions. On March 23, 2016, the Company submitted a letter to the Exchange explaining that they expect delay in regaining possession of the files taken by SPPSD by April 1, 2016 due to Chinese New Year holiday.

NYSE Regulation Staff will review the Company periodically for compliance with the initiatives outlined in its compliance plan. If any adverse development occurs in the interim, the Company is not in compliance with the continued listing standards by April 29, 2016 or if the Company does not make progress consistent with the compliance plan within the plan period, Exchange staff will initiate delisting procedures as appropriate. If that occurs, the Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ Guoqing Jiang
Name: Guoqing Jiang Title: Chief Executive Officer, Chairman

Dated: April 7, 2016

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